EXHIBIT 21

SUBSIDIARIES:

Dendrite Andes (Ecuador)

Dendrite Australia Pty. Ltd. (Australia)

Dendrite Belgium S.A. (Belgium)

Dendrite Brasil LTDA (Brazil)

Dendrite Canada Company (Canada)

Dendrite Colombia LTDA (Colombia)

Dendrite France S.A. (France)

Dendrite Hungary Software Services, Inc. (Hungary)

Dendrite Interactive Marketing, LLC (New Jersey)

Dendrite International Services Company (Delaware)

Dendrite Italia, S.R.I. (Italy)

Dendrite Japan Corporation (Japan)

Dendrite Mexico (Mexico)

Dendrite Netherlands, B.V. (Netherlands)

Dendrite New Zealand Ltd. (New Zealand)

Dendrite Portugal (Portugal)

Dendrite Software India Private Limited (India)

Dendrite U.K. Ltd. (United Kingdom)

Info-Med Gesellschaft fur Marketing mbH (Germany)

Informed Management Ltd.  (UK)

Permail Pty. Ltd. (Australia)

Pharma Vision BV (The Netherlands)

Pharma Vision Marketing Services S.A. (Belgium)

PMS Pty. Ltd (Australia)

SAI Acquisition L.L.C (New Jersey)

Synavant Australia Pty. Ltd. (Australia)

Synavant Belgium SA/NV (Belgium)

Synavant Canada Ltd. (Canada)

Synavant Data GmbH (Austria)

Synavant de Brazil Ltda. (Brazil)

Synavant de Mexico S.A. (Mexico)

Synavant Deutschland (Germany)

Synavant France SA (France)

Synavant Hellas SA (Greece)

Synavant Italia S.r.L. (Italy)

Synavant Nederland B.V. (Netherlands)

Synavant Netherlands Finance B.V. (The Netherlands)

Synavant Singapore (Pte.) Ltd. (Singapore)

Synavant Spain SA (Spain)

Synavant Turkey, Inc. (DE)

Synavant UK Holding Ltd. (U.K.)

Synavant UK, Ltd. (U.K.)

Uto Brain Co., Ltd. (Japan)